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EXHIBIT 10.43


                        NON-QUALIFIED LONG TERM INCENTIVE
                    OPTION TO PURCHASE SHARES OF COMMON STOCK

         IN WITNESS OF the following stock option grant, the undersigned duly authorized officer of Wang Laboratories, Inc. has hereunto set his hand in the name and on behalf of said Corporation as of the date specified below.

WANG LABORATORIES, INC.                        DATE OF GRANT:     March 26, 1997
(a Delaware Corporation)                       INSTRUMENT NUMBER:

         EMPLOYEE NAME:             Joseph M. Tucci

         EMPLOYEE NUMBER:


By:  /s/ Joseph J. Kroger          Date signed:  March 26, 1997
   -----------------------------               -------------------------
     Joseph J. Kroger, Chairman,
       Organization, Compensation
       and Nominating Committee of
       Board of Directors

         Wang Laboratories, Inc. (the "Corporation") hereby grants to you (the "Employee"), an Option to purchase all or any exercisable part of 365,000 shares of Common Stock, par value $.01 per share, of the Corporation at a price of $18.25 per share, on and after the dates it becomes exercisable pursuant to paragraph 1 below, subject to the terms and conditions herein. Unless this Option is terminated earlier pursuant to the provisions of this instrument, this Option will expire on March 26, 2007 (the "Expiration Date"), and anything to the contrary herein notwithstanding, this Option shall not be exercisable in any part after such date (or, if such date is not a business day at the headquarters of the Corporation, after the first such business day thereafter). This Option is not intended to qualify as an "Incentive Stock Option" under applicable tax laws. By the Employee's acceptance hereof, the Employee irrevocably and unconditionally agrees that all the Employee's rights in connection with this Option shall be governed in accordance with the terms of this Option instrument. This Option is granted under the Employees' Stock Incentive Plan (the "Plan") of the Corporation. In the event of any inconsistency between the provisions of the Plan and this instrument, the terms of the Plan shall prevail. Notices and communications hereunder shall be delivered by the Employee to the Corporation at its principal place of business, and shall be mailed by the Corporation to the Employee at the address in its records as the most recent home address of the Employee. Notwithstanding anything to the contrary herein, this Option may not be exercised at any time that the Employee would be barred from acquiring the shares subject hereto under the provisions of the Corporation's Certificate of Incorporation, or otherwise by law.

         1. EXERCISE SCHEDULE: If the average of the daily closing price of the Common Stock on the Nasdaq National Market System of the National Association of Securities Dealers (or, if the Common Stock is not quoted on such Nasdaq National Market, the principal national securities exchange on which the Common Stock is listed or admitted for trading), as reported in the Wall Street Journal, for any period of twenty consecutive trading days ending on or prior to the date set forth in the first column of the table below equals or exceeds the price set forth opposite such date in the second column


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of the table below, this Option shall become exercisable as to the percentage of the total number of shares subject hereto set forth opposite such price in the third column of the table below on the last trading day of the first such period of twenty consecutive trading days.

       Date                                Price                Percentage
       ----                                -----                ----------

September 26, 1998                          $27                     50%
March 26, 2000                               28                     10%
March 26, 2000                               29                     10%
March 26, 2000                               30                     10%
March 26, 2000                               31                     10%
March 26, 2000                               32                     10%


If this Option shall not have become exercisable with respect to all of the shares subject hereto on or prior to March 26, 2002, then this Option shall as of such date become exercisable as to all of the shares subject hereto with respect to which this Option is not then exercisable.


         2. METHOD OF EXERCISE: This Option may be exercised by the Employee only as specified herein. From time to time while any part of this Option is exercisable, the Employee may deliver to the Corporation a written subscription, signed by the Employee, stating the number of shares being purchased. This shall be accompanied by (a) payment for such shares in certified check, money order or other payment acceptable to the Corporation at such time, (b) payment for all taxes, charges and all withholding amounts payable in connection with the exercise and issuance and (c) such statement or other evidence as the Corporation may require to ensure that the shares will not be transferred by the Employee in violation of federal securities laws. Certificates for the shares so purchased will be issued to the Employee upon the completion by the Corporation of any steps required in connection therewith.

         3. TERMS AND CONDITIONS:

         (A) Unless otherwise terminated as provided herein, this Option will terminate at the close of business on the 90th day (or, if such date is not a business day at the headquarters of the Corporation, on the first such business day thereafter) after the date the Employee ceases to be an employee of the Corporation or one of its subsidiaries for any reason other than death, retirement or permanent disability within the meaning of the Plan or an Involuntary Resignation (within the meaning of the amended and restated employment agreement, dated March 26, 1997 (the "Employment Agreement"), by and between the Corporation and the Employee). In case of dismissal for cause, the Corporation may revoke all rights of the Employee to purchase all shares subject hereto as have not been issued to the Employee prior to the time of such revocation.

         For the purpose of this Option, the term "cause" shall mean willful misconduct by the Employee or willful failure by the Employee to perform his or her responsibilities in the best interests of the Corporation (including, without limitation the breach of any provision of the Corporation's Standards of Ethics and Business Conduct Guide, or breach by the Employee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Employee and the Corporation),

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as determined by the Corporation, which determination shall be conclusive.

         (B) Except as otherwise provided in this paragraph (B), this Option and all rights granted hereunder may not be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except by will or by the laws of descent and distribution, and during the lifetime of the Employee, this Option may be exercised only by the Employee or his or her legal representative. The Employee may transfer this Option and the rights granted hereunder, without consideration therefor, to a member or members of his or her immediate family, including, without limitation, to his or her children, grandchildren or spouse, a trust or trusts the only beneficiaries of which are members of his or her immediate family or a partnership the only partners of which are members of his or her immediate family, provided that the Employee gives written notice of such transfer to the Corporation's General Counsel not less than 15 days prior to such transfer. The terms of this Option shall be binding upon the Employee's heirs, beneficiaries, executors, administrators and permitted transferees. This Option shall not be subject to execution, attachment or other process.

         (C) Upon the retirement of the Employee within the meaning of the Plan, there will be no change in the exercise schedule or other terms hereof. If the Employee should die or become permanently disabled within the meaning of the Plan or the Employee shall terminate his or her employment by reason of an Involuntary Resignation within the meaning of the Employment Agreement, this Option shall become immediately exercisable as to all of the shares subject hereto, and the Employee (in case of disability or Involuntary Resignation) or his or her legal representative (in the case of disability or death) may exercise this Option at any time within one year from the date of the Employee's death, the Corporation's determination of the Employee's permanent disability or the Employee's Involuntary Resignation, as the case may be, but in no event later than the Expiration Date. Nothing with respect to the terms of this instrument guarantees continued employment for any specific period of time.

         (D) If a Change in Control (within the meaning of the Plan) occurs, prior notice thereof shall be given to the Employee in accordance with the Plan and this Option, as adjusted in accordance with the Plan's provisions regarding adjustments due to capital changes, will remain in effect as to any shares with respect to which this Option was exercisable prior to such Change in Control, but not exercised prior to such Change in Control, and any shares with respect to which this Option was not exercisable prior to such Change in Control.

         (E) Any claim or dispute that may arise under or as a result of, or pursuant to, this Option shall be submitted to and determined by the Corporation, in its sole judgment, and any decision made by it shall be final and conclusive for all purposes, and binding on the Employee and any other parties claiming an interest herein.

         4. ADJUSTMENT OF NUMBER OF SHARES COVERED BY OPTION: If the Corporation shall effect a consolidation of shares, a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, and the Corporation shall determine that an equitable adjustment is required hereto as a result, then the Corporation shall make such equitable adjustment in the terms of

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this Option (for example a proportionate increase or decrease in the number of shares remaining subject to this Option and a corresponding decrease or increase in the exercise price) as the Corporation determines to be appropriate. The Corporation shall determine when and in what measures such adjustments will be made, and may exclude adjustments it determines to be DE MINIMUS.



Agreed and accepted as of the
date of grant appearing above:


       /s/ Joseph M. Tucci
       -------------------
Name:  Joseph M. Tucci



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